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                                                                   EXHIBIT 10.42

                        APPLIED VOICE RECOGNITION, INC.

                       QUALIFIED STOCK OPTION AGREEMENT


                         Optionee:   James Springfield

     1. GRANT OF STOCK OPTION. As of the GRANT DATE (identified below), Applied Voice Recognition, Inc., a Delaware corporation doing business as e-DOCS.net (the "COMPANY"), hereby grants a Qualified Stock Option (the "OPTION") to the OPTIONEE (identified below) to purchase the number of shares of the Company's common stock, $.001 par value per share, identified below (the "SHARES"), subject to the terms and conditions of this agreement (the "AGREEMENT") and the Company's 1997 Incentive Plan (the "PLAN") which is incorporated herein in its entirety by reference. The Shares, when issued to Optionee upon the exercise of the Option, shall be fully paid and nonassessable. The Option is an "incentive stock option" as defined in Section 422 of the Internal Revenue Code. The Shares underlying the Option will be registered with the Securities and Exchange Commission at the Company's cost pursuant to a Registration Statement on Form "S-8."

     2. DEFINITIONS. All capitalized terms used herein shall have the meanings set forth in the Plan unless otherwise provided herein. Section 16 below sets forth meanings for various capitalized terms used in this Agreement.

     3. OPTION TERM. The Option shall commence on the Grant Date (identified below) and terminate on the date immediately prior to the tenth (10th) anniversary of the Grant Date. This period during which the Option is in effect and may be exercised is referred to herein as the "OPTION PERIOD".

     4.  OPTION PRICE.  The Option Price per Share is identified below.

     5. VESTING. The total number of Shares subject to this Option shall vest in accordance with the VESTING SCHEDULE (identified below). Except as set forth in the Employment Agreement (as defined in Section 14 hereof) and in Section 14 of this Agreement, the Shares may be purchased at any time after they become vested, in whole or in part, during the Option Period. The right of exercise provided herein shall be cumulative so that if the Option is not exercised to the maximum

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extent permissible after vesting, it shall be exercisable, in whole or in part, at any time during the Option Period.

     6. METHOD OF EXERCISE AND PAYMENT. The Option, to the extent vested, shall be exercised by the delivery of a signed written notice of exercise to the Company as of a date set by the Company in advance of the effective date of the proposed exercise. The notice shall set forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of all or any part of the Option shall be payable to the Company in full either: (i) in cash or its equivalent, or
(ii) subject to prior approval by the Committee under the Plan, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered by an Insider, if applicable, must have been held by the Insider for at least six (6) months prior to their tender to satisfy the Option Price), or
(iii) subject to prior approval by the Committee, by withholding Shares which otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or (iv) subject to prior approval by the Committee, by a combination of (i), (ii), and (iii) above. Any payment in Shares of Common Stock shall be effected by the delivery of such Shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents as the Secretary shall require from time to time.

     The Committee also may allow (i) "cashless exercise" as permitted under Federal Reserve Board's Regulation T, 12 CFR Part 220 (or its successor), and subject to applicable securities law restrictions and tax withholdings, or (ii) by any other means which the Committee, in its discretion, determines to be consistent with the Plan's purpose and applicable law.

     As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to or on behalf of the Grantee, in the name of the Grantee or other appropriate recipient, Share certificates for the number of Shares purchased under the Stock Option. Such delivery shall be effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to Grantee or other appropriate recipient.

     7. TERMINATION OF EMPLOYMENT. Voluntary or involuntary termination of employment and death or disability of Optionee shall affect Optionee's rights under the Option as follows:

          (a) Termination by the Company for Cause. If Optionee's employment with the Company (or any of its Subsidiaries) is terminated for Cause (as defined in the Employment Agreement at the time of such termination) the unvested portion of the Option shall be forfeited and immediately become null and void.

          (b.) Termination by Optionee for Good Reason or by the Company Without Cause. If Optionee's employment with the Company (or any of its Subsidiaries) is terminated either (i) by the Company without Cause, or
     (ii) by Optionee with Good Reason (as defined in the Employment Agreement), the unvested portion of the Option for the calendar year in

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     which such termination occurs shall become immediately vested and exercisable in full, and the unvested portion of the Option that would otherwise vest after the calendar year in which such termination and pursuant to Section 7(a) occurs will be forfeited and shall immediately become null and void.

          (c) Other Involuntary Termination or Voluntary Termination. If Optionee's employment with the Company (or any of its Subsidiaries) is terminated for any reason other than (i) by the Company for Cause, (ii) by the Company without Cause, (iii) by Optionee with Good Reason, or (iv) death or disability (as defined in the Employment Agreement) then at the time of termination (i) the Option will immediately terminate to the extent it is unvested, and (ii) the vested portion of the Option will terminate to the extent not exercised within 90 calendar days after the date of such termination. In no event may the Option be exercised by anyone after the earlier of (i) the expiration of the Option Period, or (ii) 90 calendar days after termination of employment pursuant to this Section 7(c).

          (d) Death or Disability. If Optionee's employment is terminated by death or disability, then (i) the Option will immediately terminate to the extent it is unvested and (ii) the vested portion of the Option will terminate 365 calendar days after the date of such termination to the extent not exercised by Optionee or, in the case of death, by the person or persons to whom Optionee's rights under the Option have passed by will or by the laws of descent and distribution or, in the case of disability, by Optionee's legal representative. In no event may any Option be exercised by anyone after the earlier of (i) the expiration of the Option Period or
     (ii) 365 days after Optionee's death or termination of employment due to disability.

     8. REORGANIZATION OF COMPANY; CHANGE OF CONTROL. The existence of the Option shall not affect in any way the right or power of Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in Company's capital structure or its business, or any merger or consolidation of Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or the rights thereof, or the dissolution or liquidation of Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     In the event of a "Change in Control" of the Company (as defined in the Employment Agreement), the Option shall at the time of such event become immediately vested and exercisable in full, subject to the terms of the transaction giving rise to the "Change in Control."

     9. ADJUSTMENT OF SHARES. In the event of stock dividends, spin-offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events involving Company, appropriate adjustments shall be made to the terms and provisions of this Option as provided in the Plan.

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     10.  NO RIGHTS IN SHARES.  Optionee shall have no rights as a stockholder in respect of the Shares until the Optionee becomes the record holder of such Shares.

     11. INVESTMENT REPRESENTATION. Optionee will enter into such written representations, warranties and agreements as Company may reasonably request in order to comply with any federal or state securities law. Moreover, any stock certificate for any Shares issued to Optionee hereunder may contain a legend restricting their transferability as determined by the Company in its discretion. Optionee agrees that Company shall not be obligated to take any affirmative action in order to cause the issuance or transfer of Shares hereunder to comply with any law, rule or regulation that applies to the Shares subject to the Option.

     12. NO GUARANTEE OF EMPLOYMENT OR SERVICE CONTRACT. The Option shall not confer upon Optionee any right to employment or other service with Company, nor shall it interfere with any right the Company would otherwise have to terminate such Optionee's employment or other service at any time, with or without cause.

     13. WITHHOLDING OF TAXES. Company shall have the right to (i) make deductions from the number of Shares otherwise deliverable upon exercise of the Option in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law, or (ii) take such other action as may be necessary or appropriate to satisfy any such tax withholding obligations.

          14. EMPLOYMENT AGREEMENT. This Option is granted contemporaneously with that certain Employment Agreement dated August 29, 2000 (the "Employment Agreement"), and is subject to the terms and provisions of the Employment Agreement, including, but not limited to, Optionee's covenant not to exercise any portion of the Option until a sufficient number of authorized, issuable Shares becomes available; provided, however, that to the extent that any terms and provisions of this Option Agreement conflict with those of the Employment Agreement, the Employment Agreement shall control.

     15.  GENERAL.

          (a) Notices. All notices under this Agreement shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their signatures below or at such other address as may be designated in writing by either of the parties to one another. Notices shall be effective upon receipt.

          (b) Shares Reserved. Company shall at all times during the Option Period reserve and keep available under the Plan such number of Shares as will be sufficient to satisfy the requirements of this Option.

          (c) Nontransferability of Option. The Option granted pursuant to this Agreement is not transferable other than by will, the laws of descent and distribution or by a qualified domestic relations order (as defined in Section 414(p) of the Internal Revenue Code). The Option will be exercisable during Optionee's lifetime only by Optionee or by Optionee's legal

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     representative in the event of Optionee's disability.  No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of Optionee.

          (d) Amendment and Termination. No amendment or termination of the Option shall be made at any time without the written consent of Optionee.

          (e) No Guarantee of Tax Consequences. None of the Company, Board or Committee makes any commitment or guarantee that any federal or state tax treatment will apply or be available to any person eligible for benefits under the Option. The Optionee has been advised and been provided the opportunity to obtain independent legal and tax advice regarding the grant and exercise of this Option and the disposition of any Shares acquired thereby.

          (f) Severability. In the event that any provision of this Agreement shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Agreement, and the Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision had not been included herein.

          (g) Governing Law. The Option shall be construed in accordance with the laws of the State of Texas without regard to its conflict of law provisions, to the extent federal law does not supersede and preempt Texas law.

     16. DEFINITIONS AND OTHER TERMS. The following capitalized terms shall have those meanings set forth opposite them:

          (a)  Optionee:        James Springfield

          (b)  Grant Date:      August 29, 2000

          (c)  Shares:          3,600,000 Shares of the Company's Common
                                Stock.

          (d)  Option Price:    $0.31 per Share.

          (e)  Option Period:   August 29, 2000 through August 28, 2010 (until
                                12:00 p.m. CST).

          (f) Vesting Schedule: Options shall vest as follows: 1/12th of the Options (being Options to purchase 300,000 shares) shall vest and become exercisable on the following dates:

               December 31, 2000
               March 31, 2001
               June 30, 2001

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               September 30, 2001
               December 31, 2001
               March 31, 2001
               June 30, 2002
               September 30, 2002
               December 31, 2002
               March 31, 2003
               June 30, 2003
               September 30, 2003

                    [REST OF PAGE INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, this Stock Option Agreement is executed as of
the      day of October, 2000, to be effective as of August 29, 2000.

                              COMPANY:

                              APPLIED VOICE RECOGNITON, INC., a Delaware corporation, d/b/a e-DOCS.net



                              By:_________________________________________
                              Name:_______________________________________
                              Title:______________________________________

                              Address:  1770 St. James Place, Suite 116
                                        Houston, Texas 77056



     Accepted and agreed this ___ day of October, 2000, to be effective as of August 29, 2000.


                              OPTIONEE:


                              ____________________________________________
                              JAMES SPRINGFIELD

                              Address:  4311 Dockside Court
                                        Missouri City, Texas 77479




                               Signature Page to
                        Qualified Stock Option Agreement
                              (James Springfield)

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